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                               AMENDED EXHIBIT A

     This Exhibit A dated as of May 21, 2001 to the Administrative Services Agreement dated February 22, 1995 between The Bear Stearns Funds and PFPC Inc., as amended, is hereby amended as follows:

                                  Portfolios
                                  ----------

                           Large Cap Value Portfolio
                           Small Cap Value Portfolio
                               Income Portfolio
                              S&P STARS Portfolio
                           The Insiders Select Fund
                        International Equity Portfolio
                             Focus List Portfolio
                              Balanced Portfolio
                  Emerging Markets Debt and Income Portfolio
                       S&P STARS Opportunities Portfolio
                       High Yield Total Return Portfolio




                                        PFPC INC.

                                        By:    /s/ Stephen M. Wynne
                                               --------------------

                                        Title: Executive Vice President
                                               ------------------------


THE BEAR STEARNS FUNDS

By:    /s/ Frank J. Maresca
       --------------------

Title: Vice President & Treasurer
       --------------------------